Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

August 13, 2008

First Data Corporation

6200 South Quebec Street

Greenwood Village, Colorado 80111

Ladies and Gentlemen:

We have acted as counsel to First Data Corporation, a Delaware corporation (the “Company”), and to the subsidiaries of the Company listed on Schedules I and II hereto (collectively, the “Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $2,200,000,000 aggregate principal amount of 9 7/8% Senior Notes due 2015 (the “Exchange Notes”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Notes.  The Exchange Notes and the Guarantees will be issued under an indenture dated as of October 24, 2007 (the “Indenture”) among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The Company will offer the Exchange Notes in exchange for $2,200,000,000 aggregate principal amount of its outstanding 9 7/8% Senior Notes due 2015.

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

We have assumed further that (1) each of the Guarantors listed on Schedule I (the “Schedule I Guarantors”) has duly authorized, executed and delivered the Indenture in accordance with the law of the jurisdiction in which it was organized, (2) execution, delivery and performance by each of the Schedule I Guarantors of the Indenture and the Exchange Notes and the Guarantees do not and will not violate the certificate of incorporation, certificate of formation, certificate of limited partnership, by-laws, limited liability company agreement, limited partnership agreement or partnership agreement, as the case may be, of the Schedule I Guarantors or the law of the jurisdiction in which each such Schedule I Guarantor was organized or any other applicable law (excepting the law of the State of New York and the federal laws of the United States) and (3) the execution, delivery and performance by the Company and each Guarantor of the Indenture, the Exchange Notes and the Guarantees do not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.             When the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.             When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights

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generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Indenture or the Exchange Notes that requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.  In addition, we express no opinion as to the validity, legally binding effect or enforceability of (i) the waiver of rights and defenses contained in Sections 4.15(2) 10.01 and 12.07 of the Indenture or (ii) Section 12.13 of the Indenture relating to severability.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

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Schedule I

Guarantors Incorporated or Formed in Jurisdictions Other Than

the State of Delaware or Constituting Delaware General Partnerships

or Delaware Limited Liability Partnerships

Entity Name	Jurisdiction of Incorporation, Organization or Formation
Atlantic Bankcard Properties Corporation	North Carolina
CallTeleservices, Inc.	Nebraska
Cardservice International, Inc.	California
Concord Emerging Technologies, Inc.	Arizona
Concord Equipment Sales, Inc.	Tennessee
Concord Payment Services, Inc.	Georgia
Concord Transaction Services, LLC	Colorado
CTS Holdings, LLC	Colorado
CTS, Inc.	Tennessee
EFS Transportation Services, Inc.	Tennessee
EFTLogix, Inc.	Nevada
First Data Card Solutions, Inc.	Maryland
First Data Merchant Services Corporation	Florida
First Data Retail ATM Services L.P.	Texas
First Data Voice Services	Delaware
FundsXpress Financial Network, Inc.	Texas
Gibbs Management Group, Inc.	Georgia
Gift Card Services, Inc.	Oklahoma
H & F Services, Inc.	Tennessee
Intelligent Results, Inc.	Washington
IPS Inc.	Colorado
JOT, Inc.	Nevada
Linkpoint International, Inc.	Nevada
New Payment Services, Inc.	Georgia
PaySys International, Inc.	Florida
POS Holdings, Inc.	California
Shared Global Systems, Inc.	Texas
Size Technologies, Inc.	California
Southern Telecheck, Inc.	Louisiana
TASQ Technology, Inc.	California
Technology Solutions International, Inc.	Georgia
TeleCheck Holdings, Inc.	Georgia
TeleCheck International, Inc.	Georgia
TeleCheck Pittsburgh/West Virginia, Inc.	Pennsylvania
Unified Merchant Services	Georgia

Schedule II

Guarantors That Are Corporations, Limited Liability Companies or Limited Partnerships Incorporated or
Formed in the States of Delaware and New York

Entity Name	Jurisdiction of Incorporation, Organization or Formation
Achex, Inc.	Delaware
Atlantic States Bankcard Association, Inc.	Delaware
B1 PTI Services, Inc.	Delaware
Bankcard Investigative Group Inc.	Delaware
Business Office Services, Inc.	Delaware
BUYPASS Inco Corporation	Delaware
Call Interactive Holdings LLC	Delaware
Cardservice Delaware, Inc.	Delaware
CESI Holdings, Inc.	Delaware
CIFS Corporation	Delaware
CIFS LLC	Delaware
Concord Computing Corporation	Delaware
Concord Corporate Services, Inc.	Delaware
Concord EFS Financial Services, Inc.	Delaware
Concord EFS, Inc.	Delaware
Concord Financial Technologies, Inc.	Delaware
Concord NN, LLC	Delaware
Concord One, LLC	Delaware
Concord Processing, Inc.	Delaware
Credit Performance Inc.	Delaware
DDA Payment Services, LLC	Delaware
DW Holdings, Inc.	Delaware
EPSF Corporation	Delaware
FDC International Inc.	Delaware
FDFS Holdings, LLC	Delaware
FDGS Holdings General Partner II, LLC	Delaware
FDGS Holdings, LLC	Delaware
FDGS Holdings, L.P.	Delaware
FDMS Partner, Inc.	Delaware
FDR Ireland Limited	Delaware
FDR Interactive Technologies Corporation	New York
FDR Limited	Delaware
FDR Missouri Inc.	Delaware
FDR Signet Inc.	Delaware
FDR Subsidiary Corp.	Delaware
First Data Aviation LLC	Delaware
First Data Capital, Inc.	Delaware
First Data Commercial Services Holdings, Inc.	Delaware
First Data Communications Corporation	Delaware
First Data Corporation	Delaware

First Data Digital Certificates Inc.	Delaware
First Data Financial Services, L.L.C.	Delaware
First Data Government Solutions, Inc.	Delaware
First Data Government Solutions, LLC	Delaware
First Data Government Solutions, L.P.	Delaware
First Data Integrated Services Inc.	Delaware
First Data Latin America Inc.	Delaware
First Data Merchant Services Northeast, LLC	Delaware
First Data Merchant Services Southeast, L.L.C.	Delaware
First Data Mobile Holdings, Inc.	Delaware
First Data Payment Services, LLC	Delaware
First Data Pittsburgh Alliance Partner Inc.	Delaware
First Data PS Acquisition Inc.	Delaware
First Data Real Estate Holdings L.L.C.	Delaware
First Data Resources, LLC	Delaware
First Data Secure LLC	Delaware
First Data Solutions L.L.C.	Delaware
First Data Technologies, Inc.	Delaware
First Data, L.L.C.	Delaware
FSM Services Inc.	Delaware
FundsXpress, Inc.	Delaware
FX Securities, Inc.	Delaware
Gratitude Holdings LLC	Delaware
ICVerify Inc.	Delaware
IDLogix, Inc.	Delaware
Initial Merchant Services, LLC	Delaware
Instant Cash Services, LLC	Delaware
IPS Holdings Inc.	Delaware
LoyaltyCo LLC	Delaware
MAS Inco Corporation	Delaware
MAS Ohio Corporation	Delaware
Money Network Financial, LLC	Delaware
National Payment Systems Inc.	New York
NPSF Corporation	Delaware
PayPoint Electronic Payment Systems, LLC	Delaware
QSAT Financial, LLC	Delaware
REMITCO LLC	Delaware
Sagebrush Holdings Inc.	Delaware
Sagetown Holdings Inc.	Delaware
Sageville Holdings LLC	Delaware
Star Networks, Inc.	Delaware
Star Processing, Inc.	Delaware
Star Systems Assets, Inc.	Delaware
Star Systems, Inc.	Delaware
Star Systems, LLC	Delaware

Strategic Investment Alternatives LLC	Delaware
SurePay Real Estate Holdings, Inc.	Delaware
SY Holdings, Inc.	Delaware
TASQ Corporation	Delaware
Taxware, LLC	Delaware
TeleCheck Acquisition LLC	Delaware
TeleCheck Acquisition-Michigan, LLC	Delaware
TeleCheck Services, Inc.	Delaware
Transaction Solutions Holdings, Inc.	Delaware
Transaction Solutions, LLC	Delaware
Unibex, LLC	Delaware
Unified Partner, Inc.	Delaware
ValueLink, LLC	Delaware
Virtual Financial Services, LLC	Delaware
Yclip, LLC	Delaware